Exhibit 99.1

Grown Rogue Closes Initial Transactions to Enter New York with Planned Acquisition of PharmaCann's New York License and Assets

Avoids prolonged operational shutdown ahead of the planned acquisition, supported by project-based capital commitments of $15 million

MEDFORD, Ore., Aug. 21, 2026 /CNW/ -- Grown Rogue International Inc. ("Grown Rogue" or the "Company") (CSE: GRIN | OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today announced that it has taken the first steps toward the planned acquisition of PharmaCann Inc.'s New York license and assets ("PCNY") through the formation of Grown Rogue New York, LLC ("Grown Rogue New York" or "GRNY") with a capital partner. The initial transactions include the execution of an exclusivity agreement, along with consulting, lease, and funding agreements to support the Company's entry into New York and prevent the significant job losses and operational shutdown of PCNY's vertical operations. The arrangements establish an immediate operating and capital structure intended to preserve and transition the business while the parties finalize definitive acquisition documentation and pursue required regulatory approvals.

Unless otherwise indicated, all dollar amounts are stated in U.S. dollars.

Transaction Highlights

  Grown Rogue is entering the New York market through the planned acquisition of PharmaCann's New York assets, including its Hamptonburgh cultivation and manufacturing facility, with approximately 24,000 square feet of indoor flower canopy, 16,000 square feet of light-deprivation greenhouse flower canopy, and substantial post-harvest and manufacturing space, and four dispensaries under the Verilife brand, two serving both medical and adult-use customers and two operating as medical-only locations.
  Grown Rogue New York is a 51/49 joint venture with a capital partner. The capital partner provided an initial $10 million in exchange for a 49% preferred equity interest in GRNY, with Grown Rogue retaining a 51% interest. The preferred equity is convertible at the capital partner's option into Grown Rogue subordinate voting shares at escalating conversion prices during the next five years, starting at $0.55. If converted today, this would equate to approximately 18.2 million shares, representing approximately 7% dilution. In addition, the capital partner has committed another $5 million with a drawable, 15% term loan. Grown Rogue estimates total project costs, including the acquisition, capital expenditures and working capital, of approximately $12 million, with the loan commitment providing excess capacity for contingency.
  GRNY will initially manage and fund the transition of the assets, including the day to day operations of PCNY's four dispensaries and the revitalization of the Hamptonburgh facility, through a Goods and Services Agreement ("GSA") and a secured loan of up to $9 million to PCNY while the parties finalize definitive purchase agreements, expected within the next four weeks, and pursue required regulatory approvals. GRNY is also working to retain current PCNY team members and rehire former employees.
  Before substantially slowing production in early 2026, the Hamptonburgh facility was producing more than 2,000 lbs of flower a month on average. The four dispensaries have been averaging aggregate monthly sales of $1.7-2.0 million over the past eighteen months. Historical revenue for PCNY was disproportionately through the medical channel, with dispensary revenue skewed to first-party products.

An accompanying investor presentation with additional detail on the transaction and New York market opportunity is available at ir.grownrogue.com/news-events/presentations.

New York Market Opportunity

"We believe New York regulators have proactively improved the regulatory framework and enforcement efforts, creating a more vibrant, entrepreneurial-led environment that is actively shifting more of the market's demand through regulated channels," said Obie Strickler, Chief Executive Officer of Grown Rogue. "That backdrop, coupled with what we believe is a shortage of quality indoor flower, led us to aggressively pursue entry into the New York market when this opportunity became available. We view this move as transformational for Grown Rogue given the production scale and verticality, while remaining squarely in our wheelhouse: the efficient production of craft-quality flower. PharmaCann developed substantial, well-built infrastructure, and we're excited about the potential to build with the local team and make these assets thrive. As co-founders and significant shareholders, Sarah and I are particularly mindful of how we deploy capital. The project-based financing structure allows us to pursue this opportunity with limited and prudent balance sheet risk, particularly given the history of the New York market."

Obie continued, "Our immediate focus is preserving the value of the platform, which includes supporting the four Verilife stores and ramping the production of flower. We intend to retain many of the local PharmaCann team while bringing our culture and passion to revitalize these operations. We are proud of our Rogue Valley heritage and excited to bring what we do best – deliver amazing flower and flower-forward products to the great people of New York."

"A core part of my mandate has been identifying opportunities where Grown Rogue's cultivation and operating capabilities can create outsized value," said Josh Rosen, Chief Strategy Officer of Grown Rogue. "New York quickly stood out as a highly desirable market for our capabilities, with limited in-state indoor flower canopy and more than 700 dispensaries. We believe the existing PharmaCann platform gives us a strong foundation, while the operational reset provides an opportunity to build the business around the disciplines that have driven Grown Rogue's success in other markets. Importantly, we believe our New York entry will meet or exceed our criteria of generating returns on incremental invested capital of greater than 75%."

Planned Acquisition and Interim Structure

In advance of the planned acquisition, GRNY has put in place the consulting, lease, and funding arrangements necessary to preserve the platform and begin the operational transition. Under the GSA, GRNY is managing PCNY's day-to-day operations during the interim period, including responsibility for allocating capital and funding current operating losses. A secured loan from GRNY to PCNY provides up to $9 million of available capital to ramp Hamptonburgh production, including funding modest capital expenditures, replenishing retail inventory, and meeting working capital needs during the transition. As a result of the interim arrangements, GRNY will be disclosed to New York's Office of Cannabis Management ("OCM") as a True Party of Interest for regulatory purposes.

GRNY and PCNY anticipate executing the purchase agreements within the next four weeks, under which GRNY would acquire PCNY's license and assets. Including an inventory adjustment at GSA execution, the purchase price is anticipated to be approximately $4.5 million, with $3 million payable upon regulatory approval of the change of control contemplated by the purchase agreements. The proposed acquisition remains subject to execution of the definitive purchase agreements, regulatory approval of the change of control transactions, and other customary approvals and closing conditions.

PCNY Operating Platform

The Hamptonburgh production facility includes approximately 24,000 square feet of indoor flower canopy, 16,000 square feet of light-deprivation greenhouse flower canopy, and significant manufacturing and post-harvest infrastructure, including ethanol and hydrocarbon extraction capabilities and a commercial kitchen. PCNY's Verilife dispensaries include two combination adult-use and medical locations in metropolitan Albany and Syracuse and two medical-only locations in metropolitan Buffalo and New York City (Bronx).

Before substantially slowing production in early 2026, the Hamptonburgh facility was producing more than 2,000 lbs of flower a month on average. The four dispensaries have been averaging aggregate monthly sales of $1.7-2.0 million over the past eighteen months. Historical revenue for PCNY was disproportionately through the medical channel, with dispensary revenue skewed to first-party products. Approximately 80% of PCNY's wholesale revenue was attributable to flower and pre-roll products.

In addition to ramping production in Hamptonburgh, GRNY will immediately begin managing PCNY's four dispensaries under the GSA during the interim period. The dispensaries may experience modest disruption as the production slowdown in Hamptonburgh translates to less first-party product availability and brand continuity. Grown Rogue anticipates a six-to-nine month ramp in production at Hamptonburgh.

Capital Structure and Value Creation

To fund the transaction, Grown Rogue has closed a project-based financing for up to $15 million with a capital partner, which the Company believes provides sufficient reserves above the anticipated aggregate capital needs of the acquisition. The capital partner invested $10 million for a 49% preferred equity interest in GRNY, with Grown Rogue retaining a 51% interest. The preferred equity earns a priority annual distribution of $1 million in the first year and $2 million in each year thereafter. Grown Rogue receives a matching annual distribution as a second priority, with any remaining cash flow split 49/51 between the capital partner and Grown Rogue, respectively.

Grown Rogue may repurchase the entire preferred position before the fifth anniversary of the closing of the financing, once the capital partner has received an after-tax return of capital of $10 million with a formulaic combination of cash and equity; alternatively, the capital partner may convert its investment into Grown Rogue subordinate voting shares ("SVS") at $0.55 through the third anniversary and at $0.65 and $0.76, respectively, in the two years following.

The same capital partner has also committed an additional $5 million through a drawable term loan, although Grown Rogue may pursue alternative debt financing. The capital partner will receive 300,000 Grown Rogue subordinate voting shares as a commitment fee, plus 0.901 warrants for each dollar drawn, exercisable at $0.55 per share for a period of five years and subject to any approvals from the Canadian Securities Exchange. The subordinate voting shares will be issued after five trading days at the then market price and are subject to a four-month and one day hold period and other restrictions under applicable U.S. securities laws.

Mindset Capital, Grown Rogue's largest shareholder, introduced the Company to the capital partner and is serving as a strategic advisor for the planned acquisition.

"With identified cost savings that we expect to implement over the first six months of oversight, we anticipate reducing annual costs by approximately $20 million," said Andrew Marchington, Chief Financial Officer of Grown Rogue. "We also expect this transaction to create complexity as it flows through our GAAP financials, and we are committed to providing investors with as much transparency as possible into the underlying operating performance of the assets. We expect to provide additional detail shortly regarding the disclosure obligations associated with these transactions."

Based on these anticipated savings and the implementation of Grown Rogue's operating practices, the Company anticipates that these New York operations will become after-tax operating cash flow positive within nine months and generate after-tax monthly cash flow from operations of approximately $600,000 within 18 months.1

1 Management's expectations are based on its current operating plan for PCNY's license and restructured assets, including identified cost reductions expected to be implemented over the first six months of oversight and the application of Grown Rogue's operating practices. Material assumptions include the continued effectiveness of the new and anticipated adjustments to property and equipment leases, which account for more than 75% of the anticipated savings and contribute substantially to the after-tax cash flow expectations; the assumption that Section 280E will no longer be applicable to the operations by 2027; execution of definitive agreements and receipt of required regulatory approvals; availability of sufficient financing; facility readiness and successful revitalization and ramp of cultivation operations; staffing and supply-chain availability; market conditions, product demand and pricing; anticipated capital requirements; realization and timing of identified cost reductions; and Grown Rogue's ability to execute its operating plan while maintaining product quality and consistency. Actual results may differ materially.

Overview of Relevant Legal Agreements

PCNY Transaction Agreements:

  Goods & Services Agreement: Between GRNY and PCNY, under which GRNY manages PCNY's day-to-day operations, including its four dispensaries, directs capital allocation and funds operating losses or collects profits during the interim period.
  Master Lease: Between an affiliate of Innovative Industrial Properties, as landlord, and GRNY for the Hamptonburgh facility, under which GRNY becomes the direct tenant.
  Sublease: Between GRNY, as sublandlord, and PCNY, providing the licensed entity continued control of the Hamptonburgh premises with master landlord consent.
  Loan Agreements, Secured Promissory Note, and Security Agreement: Between GRNY as lender and PCNY as borrower, providing up to $9 million of funding secured by PCNY's assets.
  Exclusivity Agreement: Memorializes the parties' agreement regarding the planned finalization of the purchase agreements (expected within the next four weeks) and other mutual transaction protections.

GRNY Financing Agreements:

  GRNY Operating Agreement: Between Grown Rogue and the capital partner, governing the 51/49 ownership, distributions and governance of GRNY.
  Preferred Equity Subscription Agreement: Between GRNY and the capital partner for the $10 million preferred equity investment.
  Common Equity Subscription Agreement: Between Grown Rogue International Inc. and the capital partner for the subordinate voting shares issued to settle the commitment fee on the drawable term loan.
  Term Loan Agreement: Between the capital partner as lender and GRNY as borrower, providing up to $5 million of drawable capital; expected to be executed within the next four weeks.

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan and New Jersey, expansion underway in Illinois and Minnesota, and a planned entry into New York, Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, its products are valued by retailers, budtenders and consumers alike. By blending craft values with disciplined execution, the Company has built a scalable, capital-efficient platform designed to thrive in competitive markets. The Company believes sustained excellence in cannabis flower production is both the engine of the industry's supply chain and a key competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com. Investor materials are available at ir.grownrogue.com. The contents of the Company's websites are not incorporated by reference into this press release or into any report or document filed or furnished by the Company with the SEC or Canadian securities regulators, and references to the websites are intended to be inactive textual references only.

Cautionary note regarding forward-looking statements.

This news release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities laws. Forward-looking information in this news release includes, but is not limited to, statements regarding the planned acquisition of PCNY; the formation, capitalization and ownership of GRNY; the operation and expected effects of the Goods & Services Agreement, secured loan, master lease and sublease; GRNY's oversight and planned operational transition of the PCNY platform; the availability, sufficiency, and use of funding under the secured loan and potential additional term loan; estimated project costs; the Hamptonburgh production transition and anticipated production ramp; retail inventory replenishment; employee retention and rehiring; GRNY's expected disclosure as a True Party of Interest; execution and timing of the proposed Membership Interest Purchase Agreement; Asset Purchase Agreement and Term Loan Agreement; the contemplated purchase price; receipt of regulatory and stock exchange approvals; completion of the proposed change of control and acquisition; Grown Rogue's ability to obtain alternative debt financing; anticipated operating cost reductions; PCNY becoming operating cash flow positive within nine months and generating monthly cash flow from operations of approximately $600,000 within 18 months; expected returns on incremental invested capital; the attractiveness of the New York market; and the expected strategic and capital-efficiency benefits of the proposed transaction.

Forward-looking information is based on the Company's current expectations, assumptions, estimates and projections, including assumptions regarding completion of definitive agreements; availability and sufficiency of financing; regulatory and stock exchange approvals and licensing requirements; continued effectiveness of the interim agreements and lease arrangements; facility readiness; cultivation and production timelines; staffing; supply chain availability; market conditions and product demand; capital requirements; competitive dynamics; realization and timing of anticipated cost reductions and investment returns; and the Company's ability to execute its operating plans and maintain product quality and consistency. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied. These risks include, but are not limited to, failure to execute definitive agreements; inability to obtain required approvals or complete the acquisition; financing or capital constraints; delays in restarting or ramping production; inability to achieve anticipated cost reductions, operating cash flow, operating profit or investment returns within the expected time frame; operating losses or higher-than-expected costs; lease, facility or equipment issues; changes in market pricing or consumer demand; increased competition; staffing challenges; and other risks described in the Company's public disclosure documents.

Readers are cautioned not to place undue reliance on forward-looking information. The Company undertakes no obligation to update or revise any forward-looking information, except as required by applicable law.

SOURCE Grown Rogue International Inc.

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%CIK: 0001463000

For further information: General Inquiries and Investor Contact: Josh Rosen, Chief Strategy Officer, joshrosen@grownrogue.com; Investor Relations: invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 09:15e 21-AUG-26